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                                                                       Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 40 to Registration Statement No. 2-87775 on Form N-1A of our report dated February 16, 2007, relating to the financial statements and financial highlights of Ultra Series Fund, including Money Market Fund, Bond Fund, Diversified Income Fund, High Income Fund, Large Cap Value Fund, Large Cap Growth Fund, International Stock Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Global Securities Fund, Conservative Allocation Fund, Moderate Allocation Fund, and Aggressive Allocation Fund (collectively, the "Funds") appearing in the Annual Report on Form N-CSR of Ultra Series Fund for the period ended December 31, 2006, and the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Chicago, Illinois
September 26, 2007